THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR
(2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                            SURFNET MEDIA GROUP, INC.
                           CONVERTIBLE PROMISSORY NOTE

$37,000.00                                                       AUGUST 5, 2004
                                                                 TEMPE, ARIZONA

         SURFNET MEDIA GROUP, INC., a Delaware corporation (the "COMPANY"), for value received, hereby promises to pay to JEFF SPENARD, an individual residing at the address set forth on the signature page hereof, or registered assigns (the "HOLDER"), the principal amount of Thirty-Seven Thousand United States Dollars ($37,000) on the Maturity Date (as defined below), and to pay interest on the unpaid principal balance hereof at the rate (calculated on the basis of a 360-day year consisting of twelve 30-day months) of 10% per annum from the date hereof until the Maturity Date. All capitalized terms used, but not otherwise defined, herein shall have the respective definitions assigned thereto in the Agreement (as hereinafter defined).

         1. PAYMENTS.

         (a) The principal of this Note shall be due and payable in full on the Maturity Date unless converted in accordance with Section 6 hereof. The "MATURITY DATE" shall be two years from the date hereof. If the Maturity Date falls on a day that is not a Business Day (as defined below), the payment due on the Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date. "BUSINESS DAY" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of Phoenix, Arizona.

         (b) Interest on the unpaid principal balance of this Note shall accrue fom the date of issuance hereof through the Maturity Date and be due and payable in full on the Maturity Date unless converted in accordance with Section 6 hereof.

         (c) The Company may, without the prior written consent of the Holder, prepay all or any part of the principal of this Note, without payment of any premium or penalty. All payments on this Note shall be applied first to accrued interest hereon and the balance to the payment of principal hereof. Payments of principal of, and interest on, this Note shall be made by check sent to the Holder's address set forth above or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, by electronic wire transfer or in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         (d) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment, or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act, or omission with respect to the collection of any amount called for hereunder.

         2. COVENANTS.

                  The Company covenants and agrees with the Holder that, so long as any amount remains unpaid on the Note, unless the consent of the majority in interest of all of the Holders is obtained or except as otherwise provided herein, the Company:

         (a) Shall not pay any dividend or make any distribution on, or purchase, redeem, or retire, any shares of its capital stock or any warrants, options, or other rights to reacquire any such shares, except that the Company may pay dividends payable solely in shares of its capital stock.

         (b) Promptly after the Company shall obtain knowledge of the occurrence of any Event of Default (as hereinafter defined) or any event which with notice or lapse of time or both would become an Event of Default (an Event of Default or such other event being a "DEFAULT"), deliver a notice specifying that such notice is a "NOTICE OF DEFAULT" and describing such Default in reasonable detail, and, in such Notice of Default or as soon thereafter as practicable, a description of the action the Company has taken or proposes to take with respect thereto.

         3. EVENTS OF DEFAULT.

         The occurrence of any of the following events shall constitute an event of default (an "EVENT OF Default"):

         (a) A default in the payment of the principal on any Note, when and as the same shall become due and payable.

         (b) A default in the payment of any interest on any Note, when and as the same shall become due and payable, which default shall continue for five business days after the date fixed for the making of such interest payment.

         4. REMEDIES UPON DEFAULT.

         (a) Upon the occurrence of an Event of Default, the Holder, by notice in writing given to the Company, may declare the entire principal amount then outstanding of, and the accrued interest on, this Note to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, without presentation, demand, protest, or other formalities of any kind, all of which are expressly waived by the Company.

         (b) The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, attorneys' fees and expenses.

         5. TRANSFER. The Holder acknowledges that he has been advised by the Company that this Note has not been registered under the Securities Act, that this Note is being issued on the basis of the statutory exemption provided by
Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Note shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment, or transfer of this Note is registered under the Securities Act, it being understood that this Note is not currently registered for sale and that the Company has no obligation or intention to so register the Notes, or (ii) this Note is sold, assigned, or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Note for the sale of this Note and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act.

         6. CONVERSION.

         (a) (i) During the period commencing on the date hereof and terminating on the Maturity Date or the earlier prepayment of this Note pursuant hereto, the Holder may convert the principal amount of this Note due and payable on the Maturity Date, and any payment of interest thereon (the "CONVERSION AMOUNT"), into shares of Common Stock determined by dividing the Conversion Amount by the Conversion Price (as defined below).

                  (ii) Unless earlier converted pursuant to Section 6(a) above, on the Maturity Date the outstanding principal amount of this Note due and payable on the Maturity Date, and any payment of interest thereon, shall automatically be converted into shares of Common Stock determined by dividing the Conversion Amount by the Conversion Price (as defined below).

         (b) The number of shares of Common Stock to be delivered upon such conversion shall equal the quotient of (A) divided by (B), where (A) equals the principal amount of, and accrued but unpaid interest on, this Note, and where
(B) equals the Conversion Price. For purposes of this Note, the term "CONVERSION PRICE" shall mean $0.60. Accordingly, the principal amount of the Note is convertible into 61,667 shares of Common Stock and accrued interest thereon, is convertible into Common Stock at the rate of 17 shares per day on the basis of a 360-day year.

         (c) In the event that the Company shall at any time after the date of this Note (the "ISSUANCE Date") (1) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (2) subdivide the outstanding Common Stock, (3) combine the outstanding Common Stock into a smaller number of shares, or (4) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Conversion Price at the time of the record date for the determination of stockholders entitled to receive such dividend or distribution or of the effective date of such subdivision, combination, or reclassification shall be adjusted so that it shall equal the Conversion Price theretofore in effect multiplied by a fraction, the numerator of which shall equal the number of shares outstanding immediately prior to the effective date of such event and the denominator of which shall equal the number of shares outstanding immediately following the effective date of such event.

         (d) In case of any capital reorganization or the consolidation or merger of the Company with or into another Company (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in the case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "REORGANIZATIONS"), there shall thereafter be deliverable upon conversion of the Notes (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the respective number of shares of Common Stock which would theretofore have been deliverable upon the conversion of such share of Notes would have been entitled upon such Reorganization if such Notes had been converted immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the holders of the Notes so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon conversion of the Notes. Any such adjustment shall be made by, and set forth in, a supplemental agreement between the Company, or any successor thereto, and the holders of the Notes, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless, upon or prior to the consummation thereof, the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the capital stock of the Company outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the holders of the Notes such shares of stock, securities, cash, or other property as such holders shall be entitled to purchase in accordance with the foregoing provisions.

         (e) In case of any reclassification or change of the shares of Common Stock or other securities issuable upon conversion of the Notes (other than a change in par value or from a specified par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock or other securities issuable upon conversion of the Notes (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Notes shall thereafter be convertible into solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which Notes might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in this Section 6.

         (f) The provisions of paragraphs (d) and (e) of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

         7. MISCELLANEOUS.

         (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address, 2801 South Fair Lane, Tempe, Arizona 85282-3162, Attention: President, (ii) if to the Holder, at its address set forth on the signature page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7(a). Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 7(a). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 7(a) shall be deemed given at the time of receipt thereof.

         (b) No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power, or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power, or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

         (c) This Note may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

         (d) This Note has been negotiated and consummated in the State of Arizona and shall be governed by, and construed in accordance with, the laws of the State of Arizona, without giving effect to principles governing conflicts of law.

         (e) THE HOLDER hereby acknowledges that the Holder has been advised that the person who drafted this Note on behalf of the Company is a licensed attorney, that such person is representing the Company's interests only and that the Holder has been urged to retain legal counsel to advise the Holder in connection with the execution of this Note.


         IN WITNESS WHEREOF, the Company has caused this Note to be executed and dated the day and year first above written.

                                                     SURFNET MEDIA GROUP, INC.


                                                              /s/ Robert Arkin
                                                     BY:_______________________
                                                          NAME:    ROBERT ARKIN
                                                          TITLE:   CHAIRMAN


ACCEPTED:

HOLDER:

/s/ Jeff Spenard

------------------------------
Jeff Spenard

Address:
            -----------------------












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